UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STRATASYS LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Stratasys, Inc. 7665 Commerce Way Eden Prairie, Minnesota 55344	2 Holtzman Street, Science Park, P.O. Box 2496, Rehovot, Israel 76124
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-182025

Securities to be registered pursuant to Section 12(g) of the Act:  None

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value NIS 0.01 per share	The NASDAQ Stock Market LLC

Item 1.         Description of Registrant’s Securities to be Registered.

For a description of the ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), of Stratasys Ltd. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Combined Company Ordinary Shares” in the proxy statement/prospectus included in the Registrant’s registration statement on Form F-4 (File No. 333-182025), originally filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2012, as amended from time to time thereafter and declared effective by the SEC on August 8, 2012 (the “Registration Statement”), which information is incorporated by reference herein.  The description of the Ordinary Shares set forth in the final proxy statement/prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is likewise incorporated by reference herein.

Item 2.         Exhibits.

Under the Instructions as to Exhibits in Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRATASYS LTD.
(Registrant)

Date: November 30, 2012	By:	/s/ David Reis
Name: David Reis Title: Chief Executive Officer

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